Exhibit 32.1

                           Section 1350 Certifications
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
        (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
                               United States Code)

      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CONMED Corporation, a New York corporation (the "Corporation"), does hereby certify that:

      The Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Form 10-Q") of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


Date:  August 11, 2003                    /s/ Eugene R. Corasanti
                                          -----------------------
                                          Eugene R. Corasanti
                                          Chairman and Chief Executive Officer


Date:  August 11, 2003                    /s/ Robert D. Shallish, Jr.
                                          ---------------------------
                                          Robert D. Shallish, Jr.
                                          Vice President-Finance and
                                          Chief Financial Officer

The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q.

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